UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2024

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1000, Miami, FL		33131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 460-8308

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2024, Ankur Dhingra, the principal financial officer and principal accounting officer of Summit Therapeutics Inc. (the “Company”), resigned as Chief Financial Officer of the Company. Mr. Dhingra’s resignation was not due to any disagreement with the Company relating to its operations, policies or practices.

In order to replace Mr. Dhingra, contemporaneously with Mr. Dhingra’s resignation, the Company appointed its Chief Operating Officer Manmeet Soni to the office of Chief Financial Officer, in which capacity he will serve as the Company’s principal financial officer, in addition to his continuing service as Chief Operating Officer. As compensation for Mr. Soni’s acceptance of the additional responsibility of serving as the Company’s principal financial officer, in addition to his existing compensation, he will receive a one-time cash bonus in the amount of $100,000 and 1,100,000 options to purchase shares of the Company’s common stock (“Common Stock”). The options granted to Mr. Soni shall vest in equal annual installments over a four-year period.

In addition, on April 2, 2024, the Company hired Bhaskar Anand as Chief Accounting Officer, Head of Finance, to serve as its principal accounting officer. Pursuant to his employment agreement with the Company, Mr. Anand will receive compensation comprised of (i) annual base salary of $430,000, (ii) a bonus opportunity of up to 40% of his annual base salary, subject to satisfaction of performance criteria to be determined and (iii) an award of 1,200,000 options to purchase shares of Common Stock. Of the options granted to Mr. Anand, half shall vest in equal annual installments over a four-year period and half shall vest subject to satisfaction of performance conditions based on market capitalization and revenue targets.

Mr. Soni, age 46, has served as Chief Operating Officer since October 2023 and as a member of the Company’s board of directors (the “Board”) since December 2019. Mr. Soni previously served as the President, Chief Operating Officer and Chief Financial Officer of Reata Pharmaceuticals, Inc., a role he held from February 2022 through September 2023, after initially joining Reata Pharmaceuticals as an executive officer in August 2019. Prior to joining Reata Pharmaceuticals, Mr. Soni was the Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals Inc. from May 2017 to August 2019. Mr. Soni has served as a member of the board of directors of Pulse Biosciences, Inc. since November 2017 and previously served as a member of the board of directors of Arena Pharmaceuticals, Inc. from December 2018 to June 2021. Mr. Soni is a Certified Public Accountant and Chartered Accountant (India).

On October 13, 2023, Mr. Soni invested $5,000,000 in the Company in a private placement in exchange for 2,976,190 shares of Common Stock at a purchase price of $1.68 per share. Except as described herein, there are no arrangements or understandings between Mr. Soni and the Company pursuant to which he was appointed as principal financial officer and Chief Financial Officer and there are no related party transactions or family relationships required to be disclosed pursuant to Item 404(a) or Item 401(b) of Regulation S-K.

Mr. Anand, age 46, most recently served as SVP, Chief Accounting Officer (principal accounting officer) at Reata Pharmaceuticals, Inc. from July 2021 through December 2023 and has over twenty years of strategic and operational experience. Prior to joining Reata, Mr. Anand served as Corporate Controller of Juul Labs from August 2018 until May 2021. Mr. Anand is a Certified Public Accountant and Chartered Accountant (India). Mr. Anand is an experienced leader in transitioning rapid growth companies to self-sufficient global commercial enterprises and assisted with the execution of a $7.5 billion merger transaction with Biogen while at Reata.

Except as described herein, there are no arrangements or understandings between Mr. Anand and the Company pursuant to which he was appointed as principal accounting officer and Chief Accounting Officer, Head of Finance and there are no related party transactions or family relationships required to be disclosed pursuant to Item 404(a) or Item 401(b) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: April 3, 2024	By:	/s/ Robert W. Duggan
Chief Executive Officer
(Principal Executive Officer)